Exhibit 32
JetBlue Airways Corporation
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of JetBlue Airways Corporation on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission on February 12, 2024 (the “Report”), the undersigned, in the capacities and on the dates indicated below, each hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of JetBlue Airways Corporation.

Date:	February 12, 2024	By:	/s/ Joanna Geraghty
Joanna Geraghty
Chief Executive Officer
(Principal Executive Officer)

Date:	February 12, 2024	By:	/s/ Ursula Hurley
Ursula L. Hurley
Chief Financial Officer
(Principal Financial Officer)